Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement on Form S-3/A of our report dated March 27, 2025 relating to the financial statements appearing in the Annual Report on Form 10-K of Channel Therapeutics Corporation (n/k/a Pelthos Therapeutics Inc.) for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum llp

Hartford, CT

September 19, 2025